Exhibit 10.2
Deferred Stock Unit Agreement
For Non-Employee Directors
This Deferred Stock Unit Agreement (this “Agreement”) is made and entered into as of [●] (the “Grant Date”) by and between TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), and [●] (the “Director”).
WHEREAS, the Company has adopted the TPG RE Finance Trust, Inc. 2025 Equity Incentive Plan, as amended from time to time (the “Plan”), pursuant to which awards of deferred stock units may be granted, allowing payment of awards to be made on a deferred basis; and
WHEREAS, capitalized terms that are used but not otherwise defined herein have the meaning ascribed to them in the Plan; and
WHEREAS, the Board has determined that it is in the best interests of the Company to grant the award of Deferred Stock Units provided for herein.
NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.Grant of Deferred Stock Units.
1.1Pursuant to Article 5 and Section 6.9 of the Plan, the Company hereby grants to the Director on the Grant Date an Award consisting of, in the aggregate, [●] Deferred Stock Units (the “DSUs”).
1.2Each DSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan, and constitutes an Other Equity-Based Award under the Plan.
1.3The DSUs shall be credited to a separate account maintained for the Director on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.
2.Consideration. The grant of the DSUs is made in consideration of the services to be rendered by the Director to the Company.
3.Vesting.
3.1The DSUs shall be 100% vested on the Grant Date. However, until shares of Common Stock are delivered in satisfaction of this Award, the DSUs shall be subject to the restrictions set forth in Section 4.
4.Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until such time as shares of Common Stock are delivered in accordance with Section 6 hereof, the DSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the DSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the DSUs will be forfeited by the Director and all of the Director’s rights to such DSUs shall immediately terminate without any payment or consideration by the Company.

5.Rights as Stockholder; Dividend Equivalents.
5.1The Director shall not have any rights of a stockholder with respect to the shares of Common Stock underlying the DSUs unless and until the DSUs are settled by the delivery of such shares of Common Stock.
5.2Upon and following the delivery of shares of Common Stock in settlement of the DSUs, the Director shall be the record owner of the shares of Common Stock underlying the DSUs unless and until such shares are sold or otherwise disposed of. As record owner, the Director shall be entitled to all rights of a stockholder of the Company (including voting rights).
5.3If during the period the Director holds any DSUs granted under this Agreement, the Company pays a cash dividend with respect to its Common Stock, then the Company will pay to the Director an amount equal to the cash dividends that would have been paid to the Director if one share of Common Stock had been issued on the Grant Date for each DSU granted to the Director as set forth in this Agreement (“Dividend Equivalents”). The Company shall pay currently (and in no case later than the end of the calendar year in which the cash dividend is paid to the holders of the Common Stock), in cash, an amount equal to the Dividend Equivalents.
6.Settlement of DSUs.
6.1Subject to Section 9 hereof, the settlement date of the DSUs shall be the date of the Director’s Separation from Service (as defined below) for any reason unless settlement is deferred pursuant to Section 6.2. On the settlement date, the Company shall (a) issue and deliver to the Director a number of shares of Common Stock equal to the number of DSUs; and (b) enter the Director’s name on the books of the Company as the stockholder of record with respect to the shares of Common Stock delivered to the Director. For purposes of this Agreement, a “Separation from Service” shall have the meaning given such term under the Nonqualified Deferred Compensation Rules.
6.2Notwithstanding Section 6.1, the Director may elect to accelerate or defer the settlement of the DSUs beyond the Director’s Separation from Service. Any acceleration or deferral election must be made in compliance with such rules and procedures as the Board deems advisable, including rules and procedures to comply with the Nonqualified Deferred Compensation Rules.
7.No Right to Continued Service on the Board. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a director of the Company or in any other capacity. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Director’s Service at any time, with or without Cause.
8.Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the DSUs shall be adjusted or terminated in any manner as contemplated by Section 6.7 of the Plan.
9.Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Director with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

10.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Director under this Agreement shall be in writing and addressed to the Director at the Director’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
11.Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Maryland without regard to conflict of law principles.
12.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Director or the Company to the Board for review. The resolution of such dispute by the Board shall be final and binding on the Director and the Company.
13.DSUs Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
14.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Director and the Director’s beneficiaries, executors, administrators and the person(s) to whom the DSUs may be transferred by will or the laws of descent or distribution.
15.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
16.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the DSUs in this Agreement does not create any contractual right or other right to receive any DSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director’s membership on the Board.
17.Amendment. The Board has the right to amend, alter, suspend, discontinue or cancel the DSUs, prospectively or retroactively; provided, that, no such amendment shall materially and adversely affect the Director’s rights under this Agreement without the Director’s consent.
18.Section 409A. This Agreement is intended to comply with the Nonqualified Deferred Compensation Rules and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under the Nonqualified Deferred Compensation Rules. For purposes of the Nonqualified Deferred Compensation Rules, each payment made under this Agreement shall be designated as a “separate payment” within the meaning of the Nonqualified Deferred Compensation Rules. Notwithstanding any other provision of this Agreement, upon any payment scheduled to be made to the Director in connection with the Director’s Separation from Service, if the Director is determined to be a “specified employee” as defined in the Nonqualified Deferred Compensation Rules, then such payment shall not be paid until the first date that is administratively feasible on or following the Section 409A Payment Date. The aggregate of any payments that would otherwise have been paid before the Section 409A Payment Date shall be paid to the Director in a lump sum on the first date that is administratively feasible on or following the Section 409A Payment Date, and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule. Notwithstanding any of the foregoing, the Company and its Affiliates make no representations that the payments provided under this Agreement comply with the Nonqualified Deferred Compensation Rules, and in no event shall the Company or its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Director on account of non-compliance with the Nonqualified Deferred Compensation Rules.
19.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
20.Acceptance. The Director hereby acknowledges receipt of a copy of the Plan and this Agreement. The Director has read and understands the terms and provisions thereof and accepts the DSUs subject to all of the terms and conditions of the Plan and this Agreement. The Director acknowledges that there may be adverse tax consequences upon the grant, vesting or settlement of the DSUs or the Dividend Equivalents or upon the disposition of the underlying shares and that the Director has been advised to consult a tax advisor prior to such grant, vesting, settlement or disposition.
21.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Company:	TPG RE Finance Trust, Inc.
By:	________________________________ Name:___________________________ Title: ___________________________
Director:	_________________________________
Name:___________________________

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